UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 21, 2006
Syntel, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Michigan

(State or Other Jurisdiction of Incorporation)

000-22903	38-2312018

(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan	48083

(Address of Principal Executive Offices)	(Zip Code)
(248) 619-2800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Syntel, Inc. (“Syntel”) appointed Keshav R. Murugesh, age 43, to President, in addition to Chief Operating Officer, effective December 21, 2006. Bharat Desai will continue as Chairman and Chief Executive Officer of the Company. Mr. Murugesh was appointed as Chief Operating Officer of Syntel in October 2004. Mr. Murugesh joined Syntel as Chief Financial Officer in May 2002 and served in that capacity until May 2005. Prior to joining Syntel, Mr. Murugesh was with ITC Ltd. in India, where he served as Vice President, Finance of their Infotech Company from October 2000 to May 2002.
Syntel also appointed Arvind Godbole, age 49, to Chief Financial Officer, effective December 21, 2006. Mr. Godbole was apppointed Acting Chief Financial Officer on June 1, 2006. He has been with Syntel as Corporate Controller since March 2001.
Syntel also announced that Lakshmanan Chidambaram, Vice President-Sales, assumes responsibility for Automotive, Healthcare and Diversified Businesses sales in addition to his current responsibilities effective December 21, 2006 and that Vinod Swami, Senior Vice President-Sales Automotive, Healthcare and Diversified Businesses will depart the company effective December 29, 2006.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits.

Exhibit
Number
99.1	Press Release dated December 22, 2006. Syntel Announces Management Changes: Murugesh Named President; Godbole Named CFO; Sales SVP Departs.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date December 22, 2006	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 22, 2006. Syntel Announces Management Changes: Murugesh Named President; Godbole Named CFO; Sales SVP Departs.

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